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                                                              EXHIBIT 11

                             ANSAN PHARMACEUTICALS, INC.
                            (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

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
                                                           THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                               SEPTEMBER 30,                        SEPTEMBER 30,
                                                          1997              1996               1997               1996
                                                     -------------     -------------     ---------------    --------------
Net Loss                                             $  (323,736)      $  (786,184)      $  (1,469,452)     $  (1,597,803)
                                                     -------------     -------------     ---------------    --------------
                                                     -------------     -------------     ---------------    --------------

Weighted average shares of
  Common Stock outstanding                             2,851,954         2,795,059           2,851,265          2,778,290

Escrow Shares                                           (365,983)         (363,760)           (365,983)          (363,760)
                                                     -------------     -------------     ---------------    --------------
Shares used in calculating net loss per share          2,485,971         2,431,299           2,485,282          2,414,530
                                                     -------------     -------------     ---------------    --------------
                                                     -------------     -------------     ---------------    --------------

Net loss per share                                   $     (0.13)      $     (0.32)      $       (0.59)     $       (0.66)
                                                     -------------     -------------     ---------------    --------------
                                                     -------------     -------------     ---------------    --------------

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